Press Release: TRUCs Series 2001-4 Trust Transaction to be Terminated


NEW YORK, February 13, 2007---TRUCS Series 2001-4 Trust, as an issuer of 25,000,000 7.00% Trust Certificates (TRUCs) Series 2001-4, CUSIP # 89826U108 and New York Stock Exchange Symbol TZI announced that because the guarantor of the underlying securities held by the trust, Bellsouth Corporation, has elected to cease reporting periodic reports under certain sections of the Securities and Exchange Act of 1934, the securities held by the reference trust are to be liquidated. On February 12, 2007, U.S. Bank Trust National Association, as trustee, requested bids for the sale of the securities held by the trust. The sale of the securities is scheduled to settle on February 15, 2007. On February 15, 2007, U.S. Bank Trust National Association, as trustee, is scheduled to receive $25,593,514.23 as proceeds from the sale of the securities held by the trust, and holders of the Class A Certificates are expected to receive $25.364861 per $25 certificate. The remaining proceeds will be distributed to holders of the Call Warrants. Following the distribution, the trust will terminate and the Class A Certificates and Call Warrants will be canceled.

SOURCE: Corporate-Backed Trust Securities / CONTACT: Marlene Fahey of U.S. Bank Trust National Association, +1-212-361-2510.